UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2013

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Belvedere Place

Suite 300

Mill Valley, California 94941

(Address of principal executive offices and Zip Code)

(415) 389-7373

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Compensatory Arrangements of Certain Officers.

(e) At a meeting held on December 10, 2013, the Compensation Committee of the Board of Directors of Redwood Trust, Inc. (the “Company”) considered and approved the following compensation matters for the officers of the Company noted below.  Further disclosure regarding these and other compensation matters will be included (i) in the Compensation Discussion and Analysis section of the Company’s 2014 Annual Proxy Statement to be filed with the Securities and Exchange Commission (“SEC”) in advance of the Company’s 2014 Annual Meeting of Stockholders, which meeting is currently scheduled to take place on May 20, 2014 or (ii) in other reports filed with the Securities and Exchange Commission.

2013 Year-End Long-Term Equity Compensation Awards.  On December 10, 2013, the Compensation Committee made 2013 year-end long-term equity compensation awards to certain officers of the Company.  Two different types of equity awards were granted: Deferred Stock Units (“DSUs”) and Performance Stock Units (“PSUs”).  The terms of each of these two types of awards are summarized below.

•	The DSUs granted on December 10, 2013 will vest over four years, with 25% of each award vesting on January 31, 2015, and an additional 6.25% vesting on the last day of each subsequent quarter (beginning with the quarter ending March 31, 2015), with full vesting of the final 6.25% on December 20, 2017. Shares of Company common stock underlying these DSUs will be distributed to the recipients in shares of common stock not later than December 31, 2017, unless distribution is electively deferred by a recipient under the terms of the Company’s Executive Deferred Compensation Plan. The number of DSUs granted to each officer was determined based on a dollar amount for each award divided by the closing price of the Company’s common stock on the New York Stock Exchange (“NYSE”) on the trading day immediately prior to grant.

Each DSU granted on December 10, 2013 had a grant date fair value of $18.86, which was determined in accordance with FASB Accounting Standards Codification Topic 718 at the time the grant was made.  The terms of the DSUs granted on December 10, 2013 are generally consistent with the terms of the 2012 year-end long-term equity compensation awards made to Named Executive Officers.  The terms of these DSUs are set forth in the Form of Deferred Stock Unit Award Agreement (which is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on December 8, 2011) and the Amended and Restated 2002 Redwood Trust, Inc. Incentive Plan (which is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on May 21, 2013).   The terms of the DSUs include, without limitation, provisions relating to dividend equivalent rights, forfeiture, mandatory net settlement for income tax withholding purposes, and change-in-control that are set forth in the above-referenced Form of Deferred Stock Unit Award Agreement and Amended and Restated 2002 Redwood Trust, Inc. Incentive Plan, but which are not summarized above.

•	The PSUs granted on December 10, 2013 are performance-based equity awards under which the number of underlying shares of Company common stock that vest and that the recipient becomes entitled to receive at the time of vesting will generally range from 0% to 200% of the target number of PSUs granted, with the target number of PSUs granted being adjusted to reflect the value of any dividends paid on Company common stock during the vesting period (as further described below). Vesting of these PSUs will generally occur at the end of three years (on December 9, 2016) based on three-year total stockholder return (“TSR”), as follows:

o	If three-year TSR is negative, then 0% of the PSUs will vest;

o	If three-year TSR is 25%, then 100% of the PSUs will vest;

▪	If three-year TSR is between 0% and 25%, then between 0% and 100% of the PSUs will vest determined based on a straight-line, mathematical interpolation between the applicable vesting percentages;

o	If three-year TSR is greater than or equal to 125%, then 200% of the PSUs will vest; and

▪	If three-year TSR is between 25% and 125%, then between 100% and 200% of the PSUs will vest determined based on a straight-line, mathematical interpolation between the applicable vesting percentages.

Under the terms of the PSUs, three-year TSR is defined as the percentage by which the Per Share Price (defined below) as of December 9, 2016 has increased or decreased, as applicable, relative to the Per Share Price as of December 10, 2013 ($18.34), adjusted to include the impact on such increase or decrease that would be realized if all cash dividends paid on a share of Company common stock during such three-year period were reinvested in Company common stock on the applicable dividend payment dates.

“Per Share Price” shall mean as of any date, the average of the closing prices of a share of Company common stock on the NYSE during the forty (40) consecutive trading days ending on the trading day prior to such date.

Subject to vesting, shares of Company common stock underlying these PSUs will be distributed to the recipients not later than December 31, 2016, unless distribution is electively deferred by a recipient under the terms of the Company’s Executive Deferred Compensation Plan.  At the time of vesting, the value of any dividends paid during the vesting period will be reflected in the PSUs by increasing the target number of PSUs granted by an amount corresponding to the incremental number of shares of Company common stock that a stockholder would have acquired during the three-year TSR measurement period had all dividends during that period been reinvested in Company common stock on the applicable dividend payment dates.  Between the vesting of these PSUs and the delivery of the underlying shares of Company common stock, the underlying vested award shares will have attached dividend equivalent rights, resulting in the payment of dividend equivalents each time the Company pays a common stock dividend during that period.

Each PSU granted on December 10, 2013 had a grant date fair value of $14.19, which was determined in accordance with FASB Accounting Standards Codification Topic 718 at the time the grant was made.  The terms of these PSUs are set forth in the Form of Performance Stock Unit Award Agreement (which is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on December 11, 2012) and the Amended and Restated 2002 Redwood Trust, Inc. Incentive Plan (which is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on May 21, 2013).   The terms of the PSUs include, without limitation, provisions relating to forfeiture, retirement, mandatory net settlement for income tax withholding purposes, and change-in-control that are set forth in the above-referenced Form of Performance Stock Unit Award Agreement and Amended and Restated 2002 Redwood Trust, Inc. Incentive Plan, but which are not summarized above.

In accordance with the requirements of Item 5.02(e) of Form 8-K, the 2013 year-end long-term equity compensation awards granted on December 10, 2013 to the following officers of the Company are set forth in the table below:

	Deferred Stock Units (“DSUs”)		Performance Stock Units (“PSUs”)
	#	Aggregate Grant Date Fair Value(1)(2)	#	Aggregate Grant Date Fair Value(1)(2)
Martin S. Hughes, Chief Executive Officer	66,278	$1,250,000	88,090	$1,250,000

Brett D. Nicholas, President	42,418	$800,000	56,378	$800,000

Christopher J. Abate, Chief Financial Officer	17,232	$325,000	22,903	$325,000

Fred J. Matera, Chief Investment Officer	26,511	$500,000	35,236	$500,000

Andrew P. Stone, General Counsel	15,907	$300,000	21,142	$300,000

(1)	Determined in accordance with FASB Accounting Standards Codification Topic 718 at the time the grant was made.
(2)	Rounded to nearest $100.00 increment.

Form of Payment of 2013 Annual Bonuses.  On December 10, 2013, the Compensation Committee also determined to continue a practice it had previously adopted with respect to the form of payment of annual bonuses – i.e., that annual bonuses paid to executive officers that exceed a specified threshold would not be paid fully in cash, but would instead be paid in part in the form of vested DSUs with a mandatory three-year holding period in accordance with a pre-determined formula. For annual bonuses paid to executive officers for 2013 (which are expected to be paid in late February 2014), this formula would apply as follows: with respect to any annual bonus amount for an executive officer that exceeds an amount equal to two times the target annual bonus designated for that executive officer for 2013, that excess amount would not be paid fully in cash, but would instead be paid 50% in cash and 50% in the form of vested DSUs with a mandatory three-year holding period.

2014 Base Salaries.  On December 10, 2013, the Compensation Committee made determinations regarding the 2014 base salaries of certain officers of the Company.  In accordance with the requirements of Item 5.02(e) of Form 8-K, the 2014 base salaries of the following officers of the Company are set forth in the table below, together with the percentage increase from their 2013 base salaries:

		% Change from
	2014 Base Salary	2013 Base Salary
Martin S. Hughes, Chief Executive Officer	$725,000	3.6%

Brett D. Nicholas, President	$575,000	0%

Christopher J. Abate, Chief Financial Officer	$400,000	14.3%

Fred J. Matera, Chief Investment Officer	$500,000	0%

Andrew P. Stone, General Counsel	$375,000	7.1%

2014 Target Annual Bonuses.  On December 10, 2013, the Compensation Committee made determinations regarding the 2014 target annual bonuses of certain officers of the Company.  As in past years, target annual bonuses for these officers for 2014 will continue to be weighted 75% on the achievement of overall Company financial performance (which portion of the annual bonus is also referred to as the Company performance bonus) and 25% on the achievement of pre-established individual goals performance (which portion of the annual bonus is also referred to as the individual performance bonus).  In accordance with the requirements of Item 5.02(e) of Form 8-K, the 2014 target annual bonuses of the following officers of the Company are set forth in the table below, together with a comparison to their target annual bonuses for 2013.

	2014 Target Annual Bonus	% Change from 2013 Target
	(as a % of 2014 Base Salary)	Annual Bonus Percentage (%)	2014 Target Annual Bonus ($)
Martin S. Hughes, Chief Executive Officer	175%	0%	$1,268,750

Brett D. Nicholas, President	165%	3.1%	$948,750

Christopher J. Abate, Chief Financial Officer	100%	0%	$400,000

Fred J. Matera, Chief Investment Officer	135%	8%	$675,000

Andrew P. Stone, General Counsel	100%	0%	$375,000

Subsequent Compensation Matter Determinations.  At one or more subsequent meetings of the Compensation Committee, additional determinations regarding compensation matters for executive officers and other employees of the Company will be made.  These matters will include, without limitation, determinations regarding 2013 annual Company performance bonuses, 2013 annual individual performance bonuses, and the 2014 Company performance bonus formula.  As required by SEC regulations, determinations relating to these matters will be disclosed on Form 8-K (or Form 10-K) and/or within the Company’s 2014 Annual Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 12, 2013	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
Andrew P. Stone
General Counsel & Secretary

-6-